Exhibit 10.1

SALARY DEDUCTION AND STOCK PURCHASE AGREEMENT

This Salary Deduction and Stock Purchase Agreement (this “Agreement”) is made and entered into as of September [●], 2023, by and between Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), and [●], a [California/People’s Republic of China] resident and an executive officer, officer, or employee of the Company or a subsidiary of the Company (“Officer” and, together with the Company, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, Officer desires to purchase from the Company Class A commons stock of the Company, par value $0.0001 per share (collectively, the “Shares”) using amounts deducted from Officer’s base salary, on an after-tax basis, following each payroll date purchase to the terms of this Agreement; and

WHEREAS, the Company desires to allow for the sale by the Company of Shares to Officer pursuant to the terms of this Agreement; and

WHEREAS, pursuant to Nasdaq Listing Rule 5635(c), stockholder approval of this Agreement is required prior to any issuance of Shares hereunder (the “Shareholder Approval”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1. Payroll Deductions.

a. Amount. Officer authorizes the Company to deduct [ ]% of the amount of Officer’s after-tax base salary on each payroll date (a “Payroll Date”) starting with the first payroll after receipt of Shareholder Approval (the “Effective Date”).

b. Changes. Officer may decrease the percentage of Officer’s payroll deductions at any time by giving notice of such decrease to the Company’s Vice President of Human Resources, which decrease will become effective as of the Payroll Date for the first full payroll period commencing after the date on which the Company’s Vice President of Human Resources receives notice of the decrease.

2. Stock Purchase.

a. On each Payroll Date (starting with the Effective Date), or in the event that the Nasdaq Stock Market is closed on a Payroll Date, the first business day following the Payroll Date (each, a “Purchase Date”), the Company will sell to Officer, and Officer shall buy from the Company, a number of Shares determined by dividing the sum of the amount deducted from the Officer’s after-tax base salary on the Payroll Date and the amount of any unused amount deducted from Officer’s after-tax base salary from a prior Payroll Date that has been carried forward, by the Share Price (as defined below) for the Purchase Date, rounded down to the nearest number of whole Shares. Any amount not used to purchase Shares will be carried forward to the next following Purchase Date, or in the event this Agreement is terminated, refunded by the Company to Officer.

b. Purchase Price. The purchase price per-Share for a given Purchase Date will be the daily VWAP of the Shares on the Payroll Date (the “Share Price”). For purposes of this Agreement the following definitions shall apply:

(i) “Trading Day” means a day on which the principal Trading Market is open for trading.

(ii) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

(iii) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, or (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported.

c. Issuance. The Company will promptly instruct its transfer agent after each Purchase Date to issue to Officer the number of Shares purchased by Officer on such Purchase Date. Such Shares will be held by the transfer agent in book entry form with a stop transfer order until transfers are permitted by applicable law.

d. Securities Laws Requirements. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to sell or issue Shares to Officer if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time).

e. Reporting. Officer will be responsible for timely reporting each of Officer’s purchases of Shares pursuant to this Agreement to the Securities and Exchange Commission (the “SEC”) on Form 4, if applicable.

3. Representations and Warranties.

a. Representations and Warranties by Each Party. Each Party represents and warrants to the other Party that:

(i) Such Party, if an entity, is duly organized and in good standing in the jurisdiction of its organization, and has the necessary right, power and authority to enter into and to perform its obligations under this Agreement, or such Party, if a natural person, has the necessary capacity to enter into and to perform its obligations under this Agreement. Such Party’s execution, delivery and performance of this Agreement: (i) if such Party is an entity, have been authorized by all necessary legal entity action, [(ii) do not directly or indirectly (with or without notice or lapse of time) contravene, conflict with, or result in a violation of, or give any governmental authority or other person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under any legal requirement or order to which such Party is subject or the terms of any material agreement to which such Party may be subject or by which such Party or such Party’s material assets may be bound and (iii) does not conflict with the rights of any third party that is party to any material agreement or arrangement with such Party, and are not subject to the consent or approval of any third party.]

(ii) This Agreement constitutes the legal, valid and binding obligations of such Party, enforceable against such Party in accordance with its terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(iii) Such Party is not subject to any pending or threatened litigation or governmental action which would reasonably be expected to prevent its performance of its obligations under this Agreement.

b. Representations and Warranties by the Company.

(i) The Company represents and warrants to Officer that the Shares are duly authorized and validly issued, fully paid and nonassessable, and are free and clear of all encumbrances (other than restrictions under applicable securities laws or otherwise set forth in this Agreement).

(ii) The Company hereby agrees to use its reasonable best efforts to obtain Shareholder Approval at the earlier of its next annual meeting of stockholders to be held in 2024 and any special meeting of stockholders called by the Company at which at least one “routine” proposal (as determined by the New York Stock Exchange) is to be included in the proxy statement for such special meeting.

c. Representations and Warranties by Officer.

(i) Investment Representations. Officer understands that the Shares have not been registered under the Securities Act, or any state securities laws by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2). Officer also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Officer’s representations contained in the Agreement. Officer hereby represents and warrants as follows:

(A) Officer Bears Economic Risk. Officer has substantial knowledge and experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Officer is financially able to bear the economic risk of Officer’s decision to purchase Shares. Officer can afford to suffer a complete loss of the investment in the Shares. Officer must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

(B) Acquisition for Own Account. Officer is acquiring any Shares that may be purchased pursuant to this Agreement for Officer’s own account for investment only, and not with a view to the distribution thereof in violation of the Securities Act, and any applicable securities laws of any state. The Executive has no present intent to resell or distribute any Shares.

(C) Officer Can Protect Its Interest. Officer represents that by reason of Officer’s business or financial experience, Officer has the capacity to protect Officer’s own interests in connection with the transactions contemplated in this Agreement and has had access to the Company’s periodic reports and other information filed by the Company with the SEC. Further, Officer is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(D) Resale Restrictions. Officer acknowledges that any Shares that may be acquired pursuant to this Agreement must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Officer is familiar with the provisions of Rules 144, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

(E) Sophisticated Investor. Officer is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Officer further warrants and represents that Officer has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect Officer’s own interests in connection with the purchase of the Shares by virtue of the business or financial expertise of Officer or of professional advisors to Officer who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

(F) Foreign Investors. If Officer is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Officer hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and Officer’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Officer’s jurisdiction.

(G) Officer confirms that the Company is relying upon Officer’s representations contained in this Section 3 in connection with the issuance to Officer of any Shares purchased pursuant to this Agreement. Officer undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to Officer set forth in this Section 3. In consideration of such issuance, Officer hereby indemnifies and holds harmless the Company, and the officers, directors, employees and agents thereof, from and against any and all liability, losses, damages, expenses and attorneys’ fees which they may hereafter incur, suffer or be required to pay by reason of the falsity of, or his failure to comply with, any representations or agreements contained in this Section 3.

(ii) Status of Officer. Officer is either (A) an “accredited investor” within the meaning of the Commission Rule 501 of Regulation D, as presently in effect, under the Securities Act, or (ii) not a “U.S. person” as defined in Rule 902 of Regulation S of the Securities Act.

(iii) Transfer Restrictions. Officer acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in this Agreement.

(iv) Authorization. Officer (A) desires to purchase from the Company the Shares using amounts deducted from Officer’s base salary, on an after-tax basis, following each Payroll Date purchase to the terms of this Agreement, (B) is knowingly and voluntarily entering into this Agreement and authorizing the Company to make the payroll deductions, (C) is receiving bargained-for consideration in exchange for the deductions, and acknowledges and agrees that the deductions are for Officer’s convenience and benefit. The authorization set forth in this Section 3(c)(iv) shall remain in effect unless and until revoked in writing by Officer, which Officer may revoke in writing at any time.

(v) No Employment Rights. This Agreement is not an employment or other service contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary or Affiliate of the Company) to terminate Officer’s employment or other service relationship for any reason at any time, with or without cause and with or without notice.

(vi) Additional Information. Officer represents that Officer has had an opportunity to ask questions of the Company and to obtain any additional information necessary to permit an informed evaluation of the benefits and risks associated with the investment made hereby. Officer has made Officer’s own independent investigation of the Company and is aware of the Company’s proposed business and financial condition.

(vii) Residency. Officer’s address in which Officer’s investment decision with respect to the Shares was made is located at the address set forth for Officer on Officer’s signature page to this Agreement.

(viii) Ownership. Except as set forth in Schedule 2(c)(vii), as of the date of this Agreement and as of the Effective Date, Officer is not, and will not be, the direct or indirect owner of record or beneficial owner of shares of common stock, securities convertible into or exchangeable for common stock, or any other equity or equity-linked security of the Company.

(ix) No Claims. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Officer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Officer.

(x) No Reliance. Officer is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, except for the representations and warranties by the Company contained in this Agreement.

(xi) No Related Party Relationships. Except as set forth in Schedule 2(c)(xi) or as otherwise disclosed to the Company in writing, Officer is not affiliate or direct or indirect equityholder of, has no direct or indirect economic interest in, and has not directly or indirectly entered into any agreement, arrangement or understanding with, any director, officer, employee, manager, partner or equityholder (or any of their respective immediate family members (as defined in 40 CFR § 170.305) or any affiliate or spouse of any such director, officer, employee, manager, partner, equityholder or immediate family member) of FF Global Partners LLC, FF Global Partners Investments LLC (formerly known as FF Top Holding LLC), or any of their respective affiliates (each, a “Related Person”). Except as set forth in Schedule 2(c)(xi) or as otherwise disclosed to the Company in writing, the transactions contemplated by or related to this Agreement will not directly or indirectly increase any Related Person’s ownership or voting power of the Company, and no Related Person will, directly or indirectly, participate in any of the post-closing operations or decisions of or have any other rights or obligations with respect to any of Officer’s affiliates. Notwithstanding the foregoing, nothing in this this Agreement shall prohibit Officer from the right to enter into any voting agreement or grant a voting proxy at any time after the date hereof and on any terms, with or to FF Global Partners Investments LLC (formerly known as FF Top Holding LLC) with respect to any Shares held by Officer.

(xii) Regulation S Representations. If Officer is not a “U.S. person” as defined in Rule 902 of Regulation S under the Securities Act (“Regulations S”), Officer further represents, warrants and agrees as follows:

(A) Non-U.S. Person. At the time of execution of this Agreement, Officer is located outside of the United States and is not a “U.S. person” as defined in Rule 902 of Regulation S.

(B) Restriction on Transfer. Officer understands that none of the Shares may be sold, offered for sale or transferred in any manner for an indefinite period of time unless sold pursuant to (a) the provisions of Regulation S, (b) an effective registration statement under the Securities Act and applicable state laws, or (c) an available exemption from registration under the Securities Act and applicable state laws, in each case to the reasonable satisfaction of the Company and its counsel. Officer agrees that it will make no sale, offer to sell or transfer of any Shares, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act and applicable state laws, or an available exemption from registration, in each case to the reasonable satisfaction of the Company and its counsel, and then only in accordance with the provisions of this Agreement and the provisions hereof. Officer further understands and agrees that no hedging transactions with respect to the Shares may be effected except in accordance with the provisions of the Securities Act and then only in accordance with the provisions of this Agreement and the provisions hereof, to the reasonable satisfaction of the Company and its counsel. Officer further understands and agrees that the Company will, to the extent required by Regulation S, refuse to register any transfer of the Shares not made in compliance with Regulation S, pursuant to an effective registration under the Securities Act, or pursuant to an exemption from registration under the Securities Act.

4. Termination of Employment.

a. Effect of Agreement. In the event of the termination of Officer’s employment by the Company or Officer for any reason, including the death of Officer, prior to the Effective Date, this Agreement shall terminate and no amounts shall be deducted from any compensation then due to Officer.

b. Effect of Deductions. In the event of the termination of Officer’s employment by the Company or Officer for any reason, including the death of Officer, no further amounts shall be deducted from Officer’s after-tax base salary for any Payroll Date occurring after the last day of Officer’s active employment.

c. Effect on Purchases. In the event of the termination of Officer’s employment by the Company or Officer for any reason, including the death of Officer, no further purchases of Shares will be made for any Purchase Date occurring after the last day of Officer’s active employment.

5. Lock-Up. Officer hereby agrees that until the earlier of (1) the effective date of a registration statement filed with the Commission for the resale of the Shares, or (2) six (6) months after a Purchase Date with respect to such purchase made on such Purchase Date (such period, the “Lock-Up Period”), Officer will not: (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), with respect to (i) the Shares and (ii) any other equity security of the Company issued or issuable with respect to any such Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (such shares, collectively, the “Lock-Up Securities”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (any of the foregoing described in clauses (a), (b) or (c), a “Transfer”); provided that the foregoing shall not apply to any Transfer of any Company capital stock or other securities convertible into or exercisable or exchangeable for Company capital stock acquired in open market transactions after the date of this Agreement. Officer hereby (A) authorizes the Company during the Lock-Up Period to cause its transfer agent for the applicable Lock-Up Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-Up Securities for which Officer is the record holder and, (B) in the case of Lock-Up Securities for which Officer is the beneficial but not the record holder, agrees during the applicable Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-Up Securities, in each case of clauses (A) and (B), if such transfer would constitute a violation or breach of this Agreement. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio. For the avoidance of doubt, Officer hereby agrees and acknowledges that the Company’s Insider Trading and Confidentiality Policy applies to Officer and any Shares purchased pursuant to this Agreement.

6. Miscellaneous.

a. Termination. This Agreement shall terminate on the three month anniversary of the Effective Date.

b. Further Assurances. Each of the Parties shall execute and deliver such additional necessary documents, instruments, conveyances and assurances, and take such further actions consistent herewith as may be reasonably required to consummate the transactions contemplated by this Agreement.

c. Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

d. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by Officer and the Company. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner that does not comply with this Section 6(d) will be void.

e. Governing Law; Dispute Resolution; Waiver of Jury Trial.

(i) This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(ii) Any action, suit or legal proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each Party irrevocably submits to the exclusive jurisdiction of each such court in any such action, suit or legal proceeding waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of any such action, suit or legal proceeding shall be heard and determined only in any such court, and agrees not to bring any action, suit or legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or legal proceeding brought pursuant to this section. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

f. Assignment. This Agreement shall be binding upon the Company and Officer and each of their respective successors and permitted assigns. Officer shall not be permitted to assign this Agreement or any of Officer’s rights or obligations hereunder without the prior written consent of the Company.

g. Entire Agreement. This Agreement constitute the entire agreement of the parties with respect to the subject matter of this Agreement and supersede in their entirety all prior undertakings and agreements of the Company and Officer with respect to the subject matter of this Agreement.

h. Third-Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any other person or entity.

i. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

j. Severability. If any covenant, condition, term or provision of this Agreement, or if the application of such provision to any Party or circumstance is judicially determined to be invalid or unenforceable, then the remainder of this Agreement, or the application of such covenant, condition, term or provision to Parties or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby, and each covenant, term, condition and provision of this Agreement will be valid and enforceable to the fullest extent permitted by applicable law.

k. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one (1) and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[The Remainder of This Page Is Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

COMPANY:

Faraday Future Intelligent Electric Inc.

By:
Name:
Title:

OFFICER:

By:
Name:
Title:
Address:
Email Address:

[Signature Page – Stock Purchase Agreement]